FIRST FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of First Financial Corporation ("FFC") hereby appoints John C. Seramur and Robert S. Gaiswinkler, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "FFC Meeting") to be held on __________, January __, 1995, at 10:00 a.m. local time, at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         1. Approval of the issuance of up to 5,500,000 shares of FFC Common Stock in connection with the acquisition of FirstRock Bancorp, Inc. by FFC if such issuance constitutes 20% or more of the then outstanding shares of FFC Common Stock.

                                     FOR           AGAINST      ABSTAIN
                                      o               o            o

         2. Approval of adjournment of the FFC Meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the FFC Meeting to approve the issuance of up to 5,500,000 share of FFC Common Stock; and to transact such other business as may properly come before the FCC Meeting, or any adjournments thereof.

                                    FOR           AGAINST      ABSTAIN
                                      o               o            o

             (continued and to be signed and dated on reverse side)


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         This proxy will be voted as  directed by the  undersigned  shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of FFC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the FFC Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus.

         If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

                Date:____________________________________________________

                ---------------------------------------------------------
                Signature of Shareholder or Authorized Representative

         Please date and sign exactly as the name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.

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